INDEMNIFICATION AGREEMENT

      AGREEMENT (the "Agreement"), made as of the 7 day of September, 2004, between Ipoint-Media Ltd., an Israeli corporation ("Ipoint"), and Neomedia Technologies, Inc., a Delaware corporation ("Neomedia").

      WHEREAS, Ipoint and Neomedia entered into a Business Development Agreement dated as of the date hereof (the "Agreement"), pursuant to which Neomedia received certain shares of common stock of Ipoint ("Ipoint Shares"); and

      WHEREAS,   Neomedia  intends  to  distribute  the  Ipoint  Shares  to  the shareholders of Neomedia.

      NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged:

      1. Ipoint agrees to indemnify and hold harmless Neomedia and its directors, officers, employees, and agents (each, an "Indemnified Party"), against and in respect of all losses, liabilities, obligations, damages, actions, suits, proceedings, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever, but net of the proceeds from any insurance policies or other third party reimbursement for such loss, to the extent sustained, suffered or incurred by or made against any Indemnified Party, arising out of or in connection with any action instituted by a debt-holder of Neomedia relating to the distribution of the Ipoint Shares to the shareholders of Neomedia pursuant to a registered dividend distribution provided, that Neomedia shall promptly notify Ipoint in writing of any action, suit or proceeding against it, for which indemnification will or could be sought under this Agreement; and provided, further, that at the request of Ipoint, Neomedia will allow Ipoint to assume control over such action, suit or proceeding, and will provide it with such information and cooperation as may reasonably be required in order to defend against the same. Ipoint shall not be liable to indemnify Neomedia under this Agreement for any amounts paid in settlement of any action, suit or proceeding in any matter which would impose any cost or limitation on Ipoint, without Ipoint's prior written consent.

      2. No legal action shall be brought and no cause of action shall be asserted by or in the right of any Indemnified Party or any of their estate, heirs, executers, administrators or personal or legal representative, after the expiration of the applicable Statue of Limitation.

      3. Notwithstanding anything herein to the contrary, the entire liability of Ipoint under this Agreement, howsoever arising, whether in contract, tort or otherwise, shall not exceed the value of any property dividend or distribution, plus reasonable fees, disbursements and expenses of attorneys.

      4. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements between them relating to the subject matter hereof.

      5. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.

      6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            IPOINT MEDIA, LTD.


                                            By:/s/Muki Geller
                                               ------------------------

                                            Name: Muki Geller
                                                 ----------------------

                                            Title:CEO
                                                  ---------------------


                                            NEOMEDIA TECHNOLOGIES, INC.


                                            By:/s/Charles T. Jensen
                                               ------------------------

                                            Name: Charles T. Jensen
                                                 ----------------------

                                            Title: President and CEO
                                                  ---------------------

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